UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2026

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14110 Ridge Road

Sutter Creek, California 95685

(Address of principal executive offices)

(209) 991-2180

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 8, 2026, Purebase Corporation (the “Company”) issued 50,311,184 shares of its common stock to CoreTer, LLC, a Nevada limited liability (“CoreTer”), for an aggregate loan by CoreTer of $1,013,870.97, under a convertible promissory note, dated February 27, 2026, issued in connection with a line of credit agreement, as reported in the Company’s Current Report on Form 8-K, filed with the SEC on March 2, 2026.

Also on May 8, 2026, the Company issued an additional 22,526,655 shares of common stock to CoreTer as reimbursement for an aggregate of approximately $453,957 of various operating expenses paid by CoreTer on the Company’s behalf.

The issuance of all of the above-referenced shares are exempt from registration under Section 4(a)(2) as promulgated by the SEC under of the Securities Act, as transactions by an issuer not involving a public offering.

CoreTer is owned and managed by A. Scott Dockter, the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Dated: May 12, 2026	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer